Astec Industries, Inc.
   1725 Shepherd Road  |  Chattanooga, TN  37421  |  Phone (423) 899-5898  |  Fax 899-4456

News Release

ASTEC INDUSTRIES, INC. ACQUIRES DILLMAN EQUIPMENT, INC.

CHATTANOOGA, Tennessee, (October 1, 2008).  Astec Industries, Inc. (NASDAQ: ASTE)  today closed the previously announced purchase of Dillman Equipment, Inc. (“Dillman”), a manufacturer of asphalt plant equipment, headquartered in Prairie du Chien, Wisconsin.

Incorporated in 1994, Dillman is a leading manufacturer of asphalt plant equipment.  The company supplies the asphalt industry with asphalt plant equipment that includes asphalt storage silos, DuoDrum™ counterflow drum plants, cold feed systems, recycle systems, baghouses, dust silos, air pollution control systems, portable asphalt plants, drag slats, transfer conveyors, plant controls, control houses, silos, asphalt storage tanks, parts, and field services.  The company will continue its manufacturing operations in Prairie du Chien, Wisconsin as a division of Astec, Inc.

To find out more about Dillman go to www.dillmanequipment.com.

Astec Industries, Inc. is a manufacturer of specialized equipment for building and restoring the world’s infrastructure.  Astec’s manufacturing operations are divided into four business segments:  aggregate processing and mining equipment; asphalt production equipment; mobile asphalt paving equipment; and underground boring, directional drilling and trenching equipment.  Astec also has a company engaged in the wood chipping and grinding industry.

The information contained in this press release contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the future performance of the Company, including statements about future performance of Dillman and improvements to existing Dillman business operations. These forward-looking statements reflect management’s expectations and are based upon currently available information, and the Company undertakes no obligation to update or revise such statements.  These statements are not guarantees of performance and are inherently subject to risks and uncertainties, many of which cannot be predicted or anticipated.  Future events and actual results, financial or otherwise, could differ materially from those expressed in or implied by the forward-looking statements.

For Additional Information Contact:

J. Don Brock
Chairman of the Board & C.E.O.
Phone: (423) 867-4210
Fax: (423) 867-4127
E-mail: dbrock@astecindustries.com
or
F. McKamy Hall
Vice President and Chief Financial Officer
Phone:  (423) 899-5898
Fax:  (423) 899-4456
E-mail: mhall@astecindustries.com
or
Stephen C. Anderson
Director of Investor Relations
Phone:  (423) 899-5898
Fax:  (423) 899-4456
E-mail:  sanderson@astecindustries.com